Exhibit 99.1

AVEDA TRANSPORTATION AND ENERGY SERVICES INC.

CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2017 and 2016

MANAGEMENT’S RESPONSIBILITY FOR CONSOLIDATED FINANCIAL STATEMENTS

The management of Aveda Transportation and Energy Services Inc. (the "Company") is responsible for the preparation and integrity of the accompanying consolidated financial statements and all other information contained in this report. The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") and include amounts that are based on management’s informed judgments and estimates where necessary.

The Company has established internal accounting control systems which are designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the consolidated financial statements together with the other financial information for external purposes in accordance with IFRS.

The Board of Directors, through its Audit Committee, monitors management’s financial and accounting policies and practices and the preparation of these consolidated financial statements. The Audit Committee meets periodically with the external auditors and management to review the work of each and the propriety of the discharge of their responsibilities. The Audit Committee reviews the consolidated financial statements of the Company with management and the external auditors prior to submission to the Board of Directors for final approval. The Board of Directors also reviews the consolidated financial statements before they are finalized. The external auditors have full and free access to the Audit Committee to discuss auditing and financial reporting matters. The Audit Committee reviews the independence of the external auditors and pre-approves audit and permitted non-audit services and fees.

The Shareholders have appointed KPMG LLP as the Company’s independent auditors, and in that capacity, they have audited the consolidated financial statements in accordance with Canadian generally accepted auditing standards.

signed	signed
“Ronnie Witherspoon”	“Bharat Mahajan”
President and Chief Executive Officer	Vice President, Finance and Chief Financial Officer

April 12, 2018

KPMG LLP

205 5th Avenue SW

Suite 3100

Calgary AB

T2P 4B9

Telephone (403) 691-8000

Fax (403) 691-8008

www.kpmg.ca

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of Aveda Transportation and Energy Services Inc.:

We have audited the accompanying consolidated financial statements of Aveda Transportation and Energy Services Inc., which comprise the consolidated statements of financial position as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive income, changes in equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aveda Transportation and Energy Services Inc. as of December 31, 2017 and 2016 and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Chartered Professional Accountants

April 12, 2018

Calgary, Canada

AVEDA TRANSPORTATION AND ENERGY SERVICES INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(In thousands of Canadian dollars)

		December 31,	December 31,
	Note	2017	2016

ASSETS
Current assets:
Cash		$238	$344
Trade and other receivables	9	46,068	26,425
Prepaid expenses		2,703	2,752
		49,009	29,521

Non-current assets:
Equipment and leaseholds	10	88,538	100,737
Intangible assets	11	275	535
Total assets		$137,822	$130,793

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade and other payables	12	$30,423	$14,177
Current tax payable		184	288
		30,607	14,465

Non-current liabilities:
Loans and borrowings	13	38,880	57,327
Note payable	14	33,872	36,253
		72,752	93,580

Shareholders’ equity:
Share capital	15	112,448	91,476
Warrants	15	139	-
Contributed surplus	15, 17	14,443	13,856
Accumulated other comprehensive income		12,443	14,407
Deficit		(105,010)	(96,991)
		34,463	22,748
Total liabilities and shareholders’ equity		$137,822	$130,793

The accompanying notes are an integral part of these consolidated financial statements.

Approved by the Board of Directors

"David Werklund"	"Paul Shelley"
Director	Director

AVEDA TRANSPORTATION AND ENERGY SERVICES INC.

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In thousands of Canadian dollars, except per share amounts)

		Years ended December 31,
	Note	2017	2016

Revenue		$199,614	$73,286

Expenses:
Direct operating	5, 6	181,823	84,093
Selling and administrative	5, 6	18,421	14,581
Foreign exchange loss (gain)		224	(101)
Loss (gain) on disposal of equipment		(23)	18
Finance costs	7	6,992	6,311
Acquisition costs	24	45	-
Loss before income taxes		(7,868)	(31,616)

Income taxes:
Current tax expense	8	151	228
Net Loss		(8,019)	(31,844)

Other comprehensive loss:
Foreign currency translation differences		(1,964)	(2,105)

Comprehensive loss		$(9,983)	$(33,949)

Loss per share
Basic and diluted	16	$(0.15)	$(1.67)

Weighted average number of common shares outstanding:
Basic and diluted	16	51,866	19,079

The accompanying notes are an integral part of these consolidated financial statements.

AVEDA TRANSPORTATION AND ENERGY SERVICES INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In thousands of Canadian dollars)

	Note	Share Capital	Warrants	Contributed Surplus	Accumulated Other Comprehensive Income	Deficit	Total
Balance, January 1, 2017		$91,476	$-	$13,856	$14,407	$(96,991)	$22,748
Net loss		-	-	-	-	(8,019)	(8,019)
Issuance of common shares	15	20,972	-	-	-	-	20,972
Issuance of warrants	15	-	139	-	-	-	139
Foreign currency translation differences		-	-	-	(1,964)		(1,964)
Stock-based compensation expense	17	-	-	587	-	-	587
Balance, December 31, 2017		$112,448	$139	$14,443	$12,443	$(105,010)	$34,463

	Note	Share Capital	Warrants	Contributed Surplus	Accumulated Other Comprehensive Income	Deficit	Total
Balance, January 1, 2016		$91,474	$-	$13,881	$16,512	$(65,147)	$56,720
Net loss		-	-	-	-	(31,844)	(31,844)
Foreign currency translation differences		-	-	-	(2,105)	-	(2,105)
Shares repurchased		2	-	(2)	-
Stock-based compensation recovery	17	-	-	(23)	-	-	(23)
Balance, December 31, 2016		$91,476	$-	$13,856	$14,407	$(96,991)	$22,748

The accompanying notes are an integral part of these consolidated financial statements.

AVEDA TRANSPORTATION AND ENERGY SERVICES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of Canadian dollars)

		Years Ended December 31,
	Note	2017	2016
Cash provided by (used in)

Operating activities:
Net loss		$(8,019)	$(31,844)
Items not affecting cash:
Depreciation of equipment and leaseholds	10	15,720	18,210
Amortization of intangible assets	11	260	261
Finance costs	7	6,992	6,311
Foreign exchange gain		224	(101)
Loss (gain) on disposal of equipment		(23)	18
Stock-based compensation expense (recovery)	17	587	(23)
Income tax expense	8	151	228
Changes in non-cash balances relating to operations	18	(5,102)	(8,100)
Income taxes paid		(232)	(262)
Finance costs paid		(8,010)	(5,598)
Net cash provided by (used in) operating activities		2,548	(20,900)

Investing activities:
Purchase of equipment and leaseholds	10	(8,907)	(3,552)
Proceeds from disposal of equipment and leaseholds		23	2,157
Net cash used in investing activities		(8,884)	(1,395)

Financing activities:
Issuance of common shares, net of share issue costs	15	21,016	-
Increase (repayment) of loans and borrowings		(14,786)	22,303
Net cash provided by financing activities		6,230	22,303

Effect of foreign exchange rate changes on cash balances		-	(2)
Change in cash		(106)	6

Cash, beginning of year		344	338

Cash, end of year		$238	$344

The accompanying notes are an integral part of these consolidated financial statements.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

1.     Reporting Entity

Aveda Transportation and Energy Services Inc. (the "Company") was incorporated pursuant to the laws of the Province of Alberta and is a publicly-traded company listed on the TSX Venture Exchange ("TSXV") under the symbol "AVE". The Company’s registered office is Suite 1600, 333 –  7th Avenue S.W., Calgary, Alberta, T2P 3C4. The Company’s primary business activity is the provision of specialized equipment and services for the transportation of equipment required for the exploration, development and production of petroleum resources. The Company operates in Western Canada and the United States.

2.     Basis of Preparation

a)     Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board (“IASB”) and effective as of December 31, 2017.

These consolidated financial statements were authorized for issue by the Board of Directors on April 12, 2018.

b)     Basis of Measurement

These consolidated financial statements have been prepared on the historical cost basis.

c)     Functional and Presentation Currency

These consolidated financial statements are presented in Canadian dollars which is the functional currency of the Company and its Canadian subsidiary. The Company’s United States ("U.S.") subsidiaries have a functional currency of U.S. dollars. As the Company has operations in the United States, the consolidated financial results may vary between periods due to the effect of foreign exchange fluctuations in translating the revenues and expenses of its operations in the United States to Canadian dollars. All financial information presented in Canadian dollars has been rounded to the nearest thousand except for per share amounts.

d)     Use of Estimates and Judgments

The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgments, estimates, and assumptions. The carrying amount of assets, liabilities, accruals, contingent liabilities, as well as the determination of fair values, reported income and expense in these consolidated financial statements depends on the use of estimates, judgments and assumptions. Actual results may differ materially from these estimates.

Estimates, judgments and underlying assumptions are reviewed on an ongoing basis and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Significant estimates used in the preparation of these consolidated financial statements include estimates of future earnings used for the disclosure of deferred tax assets, estimates surrounding the valuation of accounts receivable and work in progress as reflected in the allowance for doubtful accounts, and estimates of the useful lives of equipment and leaseholds.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

Significant judgments applied in the preparation of these consolidated financial statements include the determination of cash generating units ("CGU") and the assessment of impairment indicators. The determination of CGUs (refer to Note 3(f)) was based on management’s judgment in assessing shared infrastructure, independence of revenue earned, operating asset utilization, geographic proximity and exposure to similar risks.

Information about accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements is included in Note 3.

3.     Significant Accounting Policies

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements. The accounting policies have also been applied consistently by Company entities.

a)     Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its subsidiaries. Subsidiaries are fully consolidated from the date of acquisition, being the date on which the Company obtains control, and continue to be consolidated until the date that such control ceases to exist.

The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All significant intercompany balances and transactions have been eliminated on consolidation.

b)     Business Combinations

The acquisitions of businesses are accounted for using the acquisition method. The consideration for each acquisition is measured at the aggregate of the fair values, at the date of exchange, of assets obtained, liabilities incurred or assumed, and equity instruments issued by the Company in exchange for control of the acquired business. The acquired business’ identifiable assets, liabilities and contingent liabilities are recognized at their fair values at the acquisition date.

To the extent the fair value of consideration paid exceeds the fair value of the net identifiable tangible and intangible assets, goodwill is recognized. To the extent the fair value of consideration paid is less than the fair value of net identifiable tangible assets and intangible assets, the excess is recognized in income.

Goodwill is not depreciated, but is measured at cost less any accumulated impairment losses.

Transaction costs incurred in connection with a business combination, such as legal fees, due diligence fees and other professional and consulting fees are expensed as incurred.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

c)     Translation of Foreign Currency

i.      Foreign Currency Transactions

Transactions in foreign currencies are translated to the respective functional currencies of the Company and its subsidiaries at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are retranslated to the functional currency at the exchange rate at the date that the fair value was determined. Foreign currency differences arising on retranslation are recognized in income or loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

ii.     Foreign Operations

The assets and liabilities of foreign operations are translated to Canadian dollars at exchange rates applicable at each reporting date. The income and expenses of foreign operations are translated to Canadian dollars at exchange rates at the dates of the transactions.

Foreign currency translation differences are recognized in other comprehensive income in the cumulative translation account.

Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income in the cumulative translation account.

d)     Financial Instruments

The Company’s financial assets and liabilities are classified into the following categories:

	Classification	Measurement
Cash	Loans and receivables	Amortized cost
Trade and other receivables	Loans and receivables	Amortized cost
Trade and other payables	Other financial liabilities	Amortized cost
Loans and borrowings	Other financial liabilities	Amortized cost
Note payable	Other financial liabilities	Amortized cost

The Company has not classified any of its financial instruments as held-to-maturity, at fair value through income or loss, or available for sale.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

i.      Non-derivative Financial Assets

The Company initially recognizes loans and receivables and deposits on the date that they originated. All other financial assets (including assets designated at fair value through income or loss) are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Company is recognized as a separate asset or liability.

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Company has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

The Company’s non-derivative financial assets are comprised solely of loans and receivables.

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses. Loans and receivables comprise trade and other receivables.

ii.     Non-derivative Financial Liabilities

The Company initially recognizes debt securities issued and subordinated liabilities on the date that they are originated. All other financial liabilities (including liabilities designated at fair value through income or loss) are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire.

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Company has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

The Company has the following non-derivative financial liabilities: loans and borrowings, note payable, and trade and other payables.

Such financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition these financial liabilities are measured at amortized cost using the effective interest method.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

iii.    Share Capital

Common shares are classified as equity. Incremental costs directly attributable to the issue of common shares and share options are recognized as a deduction from equity, net of any tax effects.

e)     Equipment and leasehold improvements

Equipment and leasehold improvements are recorded at cost less accumulated depreciation and accumulated impairment losses. Depreciation on additions and disposals is prorated from the month of purchase or disposal. Depreciation is recognized in income or loss on a declining balance basis over the estimated useful lives of each part of an item of equipment and leasehold improvements, since this most closely reflects the expected pattern of consumption of the future economic benefits embodied in the asset. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Company will obtain ownership by the end of the lease term. Depreciation is recorded annually at the following depreciation rates:

Asset	Method	Rate
Trucks, trailers and automotive equipment	Declining Balance	15%
Equipment, furniture and fixtures	Declining Balance	15-30%
Computer equipment	Declining Balance	30%
Building	Declining Balance	4%

Cost includes expenditures that are directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the cost of materials and direct labour, any other costs directly attributable to bringing the assets to a working condition for their intended use, the costs of dismantling and removing the items and restoring the site on which they are located, and borrowing costs on qualifying assets.

When parts of an item of equipment and leasehold improvements have different useful lives, they are accounted for as separate items (major components) of equipment and leasehold improvements. The cost of day-to-day servicing of equipment and leasehold improvements are recognized in direct operating expenses. Gains and losses on disposal of an item of equipment and leasehold improvements are determined by comparing the proceeds from disposal with the carrying amount of equipment and leasehold improvements, and are recognized net within direct operating expenses in the consolidated statement of comprehensive income. Depreciation methods, useful lives and residual values are reviewed at the end of each reporting period and adjusted if appropriate. No revisions to estimates were made in 2017 or 2016.

f)      Goodwill

Goodwill is the amount that results when the fair value of consideration transferred for an acquired business exceeds the net fair value of the identifiable assets, liabilities and contingent liabilities recognized. When the Company enters into a business combination, the acquisition method of accounting is used. Goodwill is assigned, as of the date of the business combination, to a CGU or groups of CGU’s that are expected to benefit from the business combination. Each cash generating unit represents the lowest level at which goodwill is monitored for internal management purposes and it is never larger than an operating segment.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

Following initial recognition, goodwill is measured at cost less accumulated impairment losses. Goodwill is reviewed for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value may be impaired. Impairment is determined by assessing the recoverable amount of the CGU or units to which the goodwill relates. Where the recoverable amount of the CGU or units is less than the carrying amount, an impairment loss is recognized.

g)     Intangible Assets

Intangible assets acquired individually or as part of a group of other assets are initially recognized and measured subsequently at cost less accumulated depreciation and accumulated impairment losses. The cost of a group of intangible assets acquired in a transaction, including those acquired in a business combination that meet the specified criteria for recognition apart from goodwill, is allocated to the individual assets acquired based on their relative fair values.

Amortization is recognized in income or loss based on the amortization methods noted below over the estimated useful lives of the intangible asset, other than goodwill, from the date that they are available for use, since this most closely reflects the expected pattern of consumption of the future economic benefits embodied in the asset. The estimated useful life and depreciation method are reviewed annually and adjusted if appropriate. The estimated useful lives and amortization methods of the Company’s intangible assets are as follows:

Assets	Method	Useful life
Customer relationships	Straight-line	5 years
Non-competition agreements	Straight-line	3.5 – 6 years
Software	Straight-line	5 years

h)     Leases

At inception of an arrangement, the Company determines whether such an arrangement contains a lease. Leasing contracts are classified as either finance or operating leases. The Company separates payments and other consideration required by such an arrangement into those for the lease and those for other elements on the basis of their relative fair values at inception.

Leases where the Company assumes substantially all the risks and rewards of ownership are classified as finance leases. Upon initial recognition, the leased asset is measured at an amount equal to the lower of its fair value and the present value of the minimum lease payments. Subsequent to initial recognition, the asset is accounted for in accordance with the accounting policy applicable to that asset. Minimum lease payments made under finance leases are apportioned between the finance expense and the reduction of the outstanding liability. The finance expense is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of liability.

Assets which are subject to operating leases are not recognized in the Company’s statement of financial position. Payments made under operating leases are recognized in income or loss on a straight-line basis over the term of the lease. Lease incentives received are recognized as an integral part of the total lease expense and are recognized on a straight-line basis over the term of the lease. Contingent lease payments are accounted for in the period in which they are incurred.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

i)      Impairment

i.      Financial Assets (including loans and receivables)

A financial asset not carried at fair value is assessed at each reporting date to determine whether there is objective evidence that it is impaired.  A financial asset is impaired if objective evidence indicates that a loss event has occurred after the initial recognition of the asset, and that the loss event had a negative effect on the estimated future cash flows of that asset that can be estimated reliably.

Objective evidence that financial assets are impaired can include default or delinquency by a debtor, restructuring of an amount due to the Company on terms that the Company would not otherwise consider or indications that a debtor or issuer will enter bankruptcy.

The Company considers evidence of impairment for receivables at both a specific asset and collective level. All individually significant receivables are assessed for specific impairment. All individually significant receivables found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Receivables that are not individually significant are collectively assessed for impairment by grouping together receivables with similar risk characteristics.

In assessing collective impairment, the Company uses historical trends of the probability of default, timing of recoveries and the amount of loss incurred, adjusted for management’s judgement as to whether current economic and credit conditions are such that the actual losses are likely to be greater or less than suggested by historical trends.

An impairment loss in respect of a financial asset measured at amortized cost is calculated as the difference between its carrying amount and the present value of the estimated future cash flows discounted at the asset’s original effective interest rate. Losses are recognized in income or loss and reflected in an allowance account against receivables. Interest on the impaired asset continues to be recognized through the unwinding of the discount. When a subsequent event causes the amount of impairment loss to decrease, the decrease in impairment loss is reversed through income or loss.

ii.     Non-financial Assets

The carrying amounts of the Company’s non-financial assets, other than deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. For goodwill, and intangible assets that have indefinite useful lives or that are not yet available for use, the recoverable amount is estimated at least each year at the same time, December 31.

Recoverability is measured by comparing the carrying amount of the asset or the CGU to which the asset belongs to the higher of its value in use and its fair value less costs to sell ("FVLCS"). Value in use is generally calculated based on cash flows from the use of the assets discounted at a pre-tax rate. The Company estimates FVLCS based upon current prices for similar assets, adjusted EBITDA multiples compared to industry peers and discounted cash flow models. If the carrying amount of the asset, or its respective CGU, exceeds its estimated recoverable amount, the difference is recognized as an impairment charge. Corporate assets are allocated to the CGUs for impairment testing.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized. Impairment losses are recognized in the statement of comprehensive income. Impairment losses recognized in respect of CGUs are allocated first to reduce the carrying amounts of any goodwill allocated to the CGU and then to reduce the carrying amount of other assets in the CGU on a pro rata basis.

j)      Employee Benefits

i.      Termination Benefits

Termination benefits are recognized as an expense when the Company is committed demonstrably, without realistic possibility of withdrawal, to a formal detailed plan to either terminate employment before the normal retirement date, or to provide termination benefits as a result of an offer made to encourage voluntary redundancy. Termination benefits for voluntary redundancies are recognized as an expense if the Company has made an offer of voluntary redundancy, it is probable that the offer will be accepted, and the number of acceptances can be estimated reliably. If benefits are payable more than 12 months after the reporting period, then they are discounted to their present value.

ii.     Employee Benefits

A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution pension plans are recognized as an employee benefit expense in income or loss in the periods during which services are rendered by employees. The Canada Pension Plan and any Registered Retirement Savings Plan contributions correspond to a defined contribution plan.

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid under short-term cash bonus or profit- sharing plans if the Company has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee, and the obligation can be estimated reliably.

iii.    Share-based Payment Transactions

The Company accounts for stock-based compensation expense for stock options, restricted share units (“RSU”) and deferred share units (“DSU”) granted to employees, officers and directors in accordance with the fair value based method of accounting using the Black-Scholes model. Under the fair value method, the fair value of options, RSUs and DSUs are calculated at the date of grant and that value is recorded as compensation expense over the vesting periods of those grants, with a corresponding increase to contributed surplus less an estimated forfeiture rate. The forfeiture rate is based on past experience of actual forfeitures. When options are exercised, the proceeds received by the Company, along with the amount in contributed surplus, will be credited to share capital.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

k)     Provisions

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as finance cost.

A provision for onerous contracts is recognized when the expected benefits to be derived by the Company from a contract are lower than the unavoidable cost of meeting its obligations under contract. The provision is measured at the present value of the lower of expected cost of terminating the contract and the expected net cost of continuing with the contract. Before a provision is established, the Company recognizes any impairment loss on the assets associated with that contract.

l)      Revenue

Revenue comprises the fair value of the consideration received or receivable for the sale of services in the ordinary course of the Company’s activities. Revenue is shown net of value-added tax, returns, rebates and discounts and after eliminating sales within the Company. Contract terms generally do not include provisions for post-service obligations. The Company recognizes revenue when the service is provided to the customer, amount of revenue can be reliably measured, it is probable that future economic benefits will flow to the Company, and persuasive evidence of an arrangement exists.

In certain circumstances, the Company uses the percentage of completion method to account for revenue earned on service contracts as discussed in Note 3  (r) IFRS 15 Revenue from Contracts with Customers. In such cases, when the outcome of a contract can be estimated reliably, revenue is recognized as the services are rendered. Expenses are recognized as incurred unless they create an asset related to future activity. When the outcome of a contract cannot be estimated reliably, revenue is recognized only to the extent of costs incurred that are likely to be recoverable. An expected loss on a contract is recognized immediately.

Work in progress represents the gross unbilled amount expected to be collected from customers for service contract work performed to date.

m)   Finance Costs

Finance costs comprise interest expense on borrowings, impairment losses on financial assets and amortization of transaction costs and discounts associated with borrowings. Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognized in income or loss using the effective interest method.

n)     Foreign Exchange

Foreign currency gains and losses are reported on a net basis.

o)     Income Tax

Income tax expense is comprised of current and deferred tax. Current tax and deferred tax are recognized in income or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable income or loss, and differences relating to investments in subsidiaries to the extent that it is probable that they will not reverse in the foreseeable future. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable income will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

p)    Per Share Amounts

Basic per share amounts are calculated by dividing the income or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period, adjusted for own shares held. Diluted earnings per share is determined by adjusting the income attributable to common shareholders and the weighted average number of common shares outstanding, adjusted for own shares held, for the effects of all dilutive potential common shares, which are comprised of share options and warrants granted.

q)    Segment Reporting

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company’s other components. The Company operates in one dominant industry segment, which involves the transportation of products, materials, and equipment required for the exploration, development and production of petroleum resources. However, it provides those services in Canada and U.S., each of which form a reportable segment. The operating results of these two segments are reviewed regularly by the Company’s Chief Executive Officer to make decisions about resources to be allocated to the segment and assess its performance.

r)     New Standards and Interpretations not yet Adopted

A number of new standards and amendments to standards and interpretations are not yet effective for the year ended December 31, 2017, and have not been applied in preparing these consolidated financial statements.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

IFRS 9 – Financial Instruments

In July, 2014 the IASB issued the complete IFRS 9, Financial Instruments, (“IFRS 9 2014”). Under the new standard, financial assets are classified and measured based on the business model in which they are held and the characteristics of their contractual cash flows. It also amends the impairment model by introducing a new ‘expected credit loss’ model for calculating impairment. IFRS 9 contains three principal classification categories for financial assets: measured at amortized cost, fair value through OCI (“FVOCI”) and fair value through profit and loss (“FVTPL”). The standard eliminates the existing IAS 39 categories of held to maturity, loans and receivables and available for sale. Further, IFRS 9 (2014) includes a new general hedge standard that is better aligned with companies’ risk management, expands the scope of the hedging strategies, and introduces more judgment to assess the effectiveness of the hedge relationship. The amendments to IFRS 9 (2014) are effective for annual periods beginning or after January 1, 2018, and are available for early adoption.

The Company expects IFRS 9 will impact the Company’s current policies and procedures regarding provisions on trade receivables. Trade receivables are recorded at its original invoice less any amounts estimated to be uncollectable. Under IFRS 9, the expected loss impairment model replaces the current incurred loss model and is based on forward looking approach which includes earlier recognition of losses. Given the short-term nature of these receivables, the Company does not anticipate these changes to have a material financial impact. IFRS 9 also contains a new model to be used for hedge accounting. The Company does not currently apply hedge accounting.

IFRS 15 – Revenue from Contracts with Customers

IFRS 15, Revenue from Contracts with Customers, was issued on May 28, 2014. The Standard contains a single model that applies to contracts with customers and two approaches to recognizing revenue: at a point in time or over time. The model features a contract-based five-step analysis of transactions to determine whether, how much and when revenue is recognized. New estimates and judgmental thresholds have been introduced, which may affect the amount and/or timing of revenue recognized. The Standard replaces IAS 11, Construction Contracts, IAS 18, Revenue, IFRIC 13, Customer Loyalty Programs, IFRIC 15, Agreements for the Construction of Real Estate, IFRIC 18, Transfer of Assets from Customers, and SIC 31, Revenue – Barter Transactions Involving Advertising Services. The new standard is effective for annual periods beginning on or after January 1, 2018. The Company has completed its assessment and determined that there is no material impact to the timing of recognition or measurement of revenue under IFRS 15. Additional disclosures will be required to meet the requirement of the new standard.

IFRS 16 - Leases

IASB issued IFRS 16, Leases, in January 2016. The new standard replaces IAS 17, Leases. It is in effect for accounting periods beginning on or after January 1, 2019. Early adoption is permitted only if the Company has adopted IFRS 15, Revenue from Contracts with Customers. Under the new standard, more leases will come on-balance sheet for lessees, with the exception of leases with a term not greater than 12 months and “small value” leases. Lease accounting for lessors remains substantially the same as existing guidance. As at December 31, 2017, the Company has completed a scoping exercise to identify the potential number and types of contracts that may contain leases within the Company and does not anticipate early adoption of this standard. In 2018, the Company will complete an assessment to document the potential impacts of IFRS 16 on its consolidated financial statements.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

The Company’s initial assessments on the IFRS 9 and IFRS 16 are based on work completed to date and may be subject to change as the assessments continue.

4.     Segment Information

The Company has two operating segments. These two operating segments have been differentiated by the geography in which the business operates in. The following table provide financial results by segment:

	Year ended December 31, 2017
	United States	Canada	Corporate	Total
Revenue	180,150	19,464	-	199,614
Net loss	(5,069)	(1,851)	(1,099)	(8,019)
Depreciation and amortization	13,171	2,809	-	15,980
Capital expenditures	6,887	2,020	-	8,907
Total assets	115,371	22,358	93	137,822
Adjusted EBITDA[1] (loss)	16,604	(205)	(462)	15,937

	Year ended December 31, 2016
	United States	Canada	Corporate	Total
Revenue	65,983	7,303	-	73,286
Net loss	(26,748)	(4,905)	(191)	(31,844)
Depreciation and amortization	15,115	3,356	-	18,471
Capital expenditures	3,000	552	-	3,552
Total assets	112,032	18,708	53	130,793
Adjusted EBITDA[1] (loss)	(4,038)	(2,707)	(195)	(6,940)

(1) Adjusted EBITDA (loss) is earnings or loss before interest, taxes, depreciation and amortization, excluding foreign exchange gains or losses, write downs of intangible assets, goodwill impairment, financing costs, gains or losses on disposal of assets, stock based compensation, fees and expenses on settlement of debt and losses on extinguishment of debt, acquisition related costs and earn out adjustments, and gain or loss on business combination.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

5.     Expenses

The Company’s expenses, by nature of expense, are:

Year ended December 31	2017	2016
Personnel	$74,855	$36,636
Subcontracts	72,722	21,238
Depreciation and amortization	15,980	18,471
Equipment	27,019	15,218
Occupancy	5,287	4,773
Selling and administrative	3,712	2,256
Field equipment under operating lease	669	82
Total expenses	$200,244	$98,674

6.     Personnel Expenses

Year ended December 31	2017	2016
Operating wages, salaries and benefits	$66,177	$30,141
Selling and administrative wages, salaries and benefits	8,091	6,518
Selling and administrative stock-based compensation	587	(23)
Total personnel expenses	$74,855	$36,636

7.     Finance Costs

Recognized in Net Loss:

Year ended December 31	2017	2016
Interest expense and finance costs on loans and borrowings	$3,794	$3,036
Interest on note payable	3,198	3,275
Total finance costs	$6,992	$6,311

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

8.     Income Tax Expense

Reconciliation of effective tax rate

Actual income tax expense (recovery) differs from the "expected" income tax expense (recovery) that would have been computed by applying the statutory income tax rate to loss before income taxes for the following reasons:

Year ended December 31	2017	2016
Loss before income taxes	(7,868)	(31,844)

Income tax using the Company’s statutory domestic rate	27%	27%
Expected income tax recovery	(2,124)	(8,598)
Change in income tax expense resulting from:
Jurisdictional income tax rate differences	(344)	(1,872)
Impact of deferred tax assets not recognized	2,445	10,588
Other	174	110
Actual income tax expense	$151	$228

On December 22, 2017, the Tax Cuts and Jobs Act (the Act) was enacted in the United States. As a result of this tax reform the combined deferred statutory tax rate that the Company is subject to in the United States has decreased from 36% to 23%.

Deferred income tax

Recognized deferred tax assets and liabilities

The income tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

	2017	2016
Equipment, leaseholds and intangibles	$(10,354)	$(15,593)
Trade and other receivables	29	223
Non capital tax loss carryforward	8,759	14,564
Other	1,566	806
Tax assets (liabilities)	-	-

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

Unrecognized deferred tax assets

Deferred tax assets have not been recognized in respect of the below deductible temporary differences because it is not probable that future taxable income will be available against which the Company can utilize the benefits.

	2017	2016
Non capital tax losses	$67,521	$64,090
Share Issuance costs	1,586	-
Deductible temporary timing differences not recognized	$69,107	$64,090

The gross non-capital losses in Canada are $35,465 and expire between 2026 and 2037. The gross non-capital losses in the U.S. are $69,491 and expire between 2030 and 2037.

Movement in deferred tax balances during the year:

				Balance
	Balance January	Recognized in	Foreign exchange	December 31,
	1, 2017	profit	effect	2017
Equipment, leaseholds and intangibles	$(15,593)	$4,707	$532	$(10,354)
Trade and other receivables	223	(185)	(9)	29
Non capital tax loss carryforward	14,564	(5,310)	(495)	8,759
Capitalized acquisition costs and other	806	788	(28)	1,566
Total	$-	$-	$-	$-

				Balance
	Balance January	Recognized in	Foreign exchange	December 31,
	1, 2016	profit	effect	2016
Equipment and leaseholds	$(16,168)	$123	$452	$(15,593)
Trade and other receivables	462	(224)	(15)	223
Non capital tax loss carryforward	13,416	1,506	(358)	14,564
Trade and other payables	319	(308)	(11)	-
Capitalized acquisition costs and other	1,971	(1,097)	(68)	806
Total	$-	$-	$-	$-

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

9.     Trade and Other Receivables

	December 31,	December 31,
	2017	2016
Trade receivables	$41,525	$24,592
Work in progress	4,664	2,737
Allowance for doubtful accounts	(121)	(904)
	$46,068	$26,425

10.   Equipment and Leaseholds

	Trucks, Trailers and	Equipment,
	Automotive	Furniture and	Computer	Leasehold	Land and
For 2017	Equipment	Fixtures	Equipment	Improvements	Building	Total
Cost:
Balance at January 1, 2017	$152,950	$27,095	$550	$735	$1,809	$183,139
Additions	8,546	253	6	102	-	8,907
Disposals and write-offs of depreciated assets	-	(31)	-	-	-	(31)
Effects of movement in exchange rates	(8,457)	(788)	(13)	(31)	(116)	(9,405)
Balance at December 31, 2017	$153,039	$26,529	$543	$806	$1,693	$182,610

Accumulated depreciation and impairment losses:
Balance at January 1, 2017	$64,435	$16,711	$393	$495	$368	$82,402
Depreciation for the year	13,352	2,136	47	69	116	15,720
Disposals and write-offs of depreciated assets	-	(25)	-	-	-	(25)
Effects of movement in exchange rates	(3,510)	(460)	(8)	(20)	(27)	(4,025)
Balance at December 31, 2017	$74,277	$18,362	$432	$544	$457	$94,072

Carrying amount at December 31, 2017	$78,762	$8,167	$111	$262	$1,236	$88,538

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

	Trucks, Trailers	Equipment,
	and Automotive	Furniture and	Computer	Leasehold	Land and
For 2016	Equipment	Fixtures	Equipment	Improvements	Building	Total
Cost:
Balance at January 1, 2016	$171,125	$26,142	$550	$701	$1,758	$200,276
Additions	3,369	36	-	46	101	3,552
Disposals	(17,007)	1,284	6	-	-	(15,717)
Effects of movement in exchange rates	(4,537)	(367)	(6)	(12)	(50)	(4,972)
Balance at December 31, 2016	$152,950	$27,095	$550	$735	$1,809	$183,139

Accumulated depreciation and impairment losses:
Balance at January 1, 2016	$65,508	$12,898	$285	$438	$229	$79,358
Depreciation for the year	15,193	2,717	68	88	144	18,210
Disposals	(14,790)	1,223	42	(26)	-	(13,551)
Effects of movement in exchange rates	(1,476)	(127)	(2)	(5)	(5)	(1,615)
Balance at December 31, 2016	$64,435	$16,711	$393	$495	$368	$82,402

Carrying amount at December 31, 2016	$88,515	$10,384	$157	$240	$1,441	$100,737

11.   Intangible Assets and Goodwill

a.     Intangible Assets – Software

For 2017	Total
Costs:
Balance at January 1, 2017 and December 31, 2017	$1,300

Accumulated amortization:
Balance at January 1, 2017	765
Amortization for the year	260
Balance at December 31, 2017	$1,025

Carrying amount at December 31, 2017	$275

For 2016	Total
Costs:
Balance at January 1, 2016 and December 31, 2016	$1,300

Accumulated amortization:
Balance at January 1, 2016	504
Amortization for the year	261
Balance at December 31, 2016	$765

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

b.     Intangible Assets and Goodwill Impairment

The Company’s non-current assets are tested for impairment in accordance with the accounting policy stated in Note 3(i). The Company assesses at each reporting date whether there is an indication that an asset or CGU may be impaired. Management have considered a number of possible indicators of impairment and on balance have concluded that there are no triggers that would require them to test this for impairment at December 31, 2017.

12.   Trade and Other Payables

	December 31,	December 31,
	2017	2016
Trade payables	$23,020	$7,937
Accrued liabilities	5,030	4,883
Payroll liabilities	2,364	1,355
Trade payables due to related parties	9	2
	$30,423	$14,177

13.   Loans and Borrowings

This note provides information about the contractual terms of the Company’s interest-bearing loans and borrowings, which are measured at amortized cost. For more information about the Company’s exposure to interest rate, foreign currency and liquidity risk, see Note 21.

	December 31,	December 31,
	2017	2016
Non-current liabilities:
Loans and borrowings	$40,344	$57,327
Unamortized finance fees	(1,464)	-
Loans and borrowings net of finance fees	$38,880	$57,327

On January 12, 2017, the Company entered into a new facility agreement with its banking syndicate. The Company extended its asset based operating facility (“New Facility”) to May 31, 2019. The maximum amount of the New Facility is $92,500 which consists

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

of a committed facility of $77,500 and an acquisition line accordion of $15,000. The New Facility bears interest based on the following table:

		CAD	USD	CAD
		Denominated	Denominated	Denominated	USD
		Loans: Royal	Loans: PNC	Loans: Bankers	Denominated
		Bank of Canada	Bank Prime	Acceptance	Loans: LIBOR
Level	Average Undrawn Availability	Prime Rate Plus	Rate Plus	Rate Plus	Rate Plus
I	At Least $25,000	2%	2%	4%	4%
II	At least $12,500 and less than	2%	2%	4%	4%
	$25,000
III	Less than $12,500	2%	2%	4%	4%
Default	ANY	4%	4%	N/A	N/A

As at December 31, 2017, the Company had utilized $40,344 (December 31, 2016 - $57,327) of its revolving credit facility resulting in Undrawn Availability (as defined in the facility agreement) on this facility of $34,338 (December 31, 2016 - $35,514).

14.   Note Payable

In connection with the acquisition of Hodges Trucking Company, L.L.C. June 2015, US$27,000 of the purchase price was financed by a seller take-back note (the “Note”). The Note is a 5-year term debt note, due on June 15, 2020 with no requirement for principal amortization. The Company has the right to repay the note at a 12% discount until August 31, 2018. The Company has provided a 2nd lien on the Company’s fixed assets and accounts receivable to the holder of the note payable. The Note bears interest at 9% per annum on which interest is paid quarterly.

	December 31,	December 31,
	2017	2016
Non-current liabilities:
Note payable	$33,872	$36,253

15.   Share Capital and Contributed Surplus

a.     Share Capital

Authorized:
Unlimited common shares
Unlimited preferred shares

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

Issued:

	Number	Amount
On issue at January 1, 2016	19,079	$91,474
RSUs converted to common shares in 2016	1	2
Share issue in 2017	38,282	22,955
Fees related to share issue in 2017	-	(1,983)
On issue at December 31, 2017	57,362	$112,448

On February 22, 2017, the Company issued a total of 38,101 Common Shares, at a price of $0.60 per share, for aggregate gross proceeds of $22,860 (net proceeds of approximately $21,016). On April 12, 2017, the Company issued 111 Common Shares in accordance with the Standby Facility. On June 30, 2017, the Company issued 49 Common Shares in accordance with the Standby Facility. On August 4, 2017 the Company issued 21 Common Shares in accordance with the Standby Facility.

As part of the new loan agreement of the Company with its banking syndicate (Note 13), Werklund Capital Corporation and Werklund Ventures Ltd. (collectively “WCC”), both related parties as WCC is controlled by the Company’s Chairman of the Board, agreed under the New Facility to provide Aveda’s banking syndicate (the “Syndicate”) with a $5,000 standby debt facility (the “Standby Facility”) that could have been called upon at the sole discretion of the Syndicate in the event of a default under the New Facility. From April 12, 2017 to August 4, 2017, the Company has issued a total of 181 shares for the fees payable to WCC under the Standby Facility. Due to the strong performance of the Company in the first half of 2017, the Syndicate agreed that it no longer requires this facility. Accordingly, the Company terminated the Standby Facility on August 4, 2017.

b.     Contributed Surplus

For stock options, RSUs, and DSUs granted to employees, officers and directors, the Company records compensation expense at fair value as outlined in Note 17. Compensation cost is recognized over the vesting period as stock based compensation expense and an increase to contributed surplus. When options are exercised, the fair value amount in contributed surplus is credited to share capital.

c.     Warrants

As part of the equity placement in Note 15 (a), the Company issued warrants on February 22, 2017, totaling 911 units with a strike price of $0.66 per share expiring on August 22, 2018. These warrants are convertible into the common shares of the Company.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

The fair value of the warrants is estimated at the grant date using the Black-Scholes option-pricing model. Expected volatility is estimated by peer comparison. The inputs used in the measurement of the fair values at grant date for the warrants are based upon the following assumptions:

Three months ended March 31	2017
Risk-free interest rate	0.75%
Average forfeiture rate	0%
Average expected life	18 months
Maximum life	18 months
Average vesting period	18 months
Expected dividend	nil
Expected share price volatility	45%

16.   Basic and Diluted Loss Per Share

a.     Basic and Diluted Loss Per Share

	2017	2016
Basic and diluted
Net loss	$(8,019)	$(31,844)
Weighted average number of common shares outstanding	51,866	19,079
Basic loss per share	$(0.15)	$(1.67)

The weighted average number of common shares outstanding is calculated as follows:

	2017	2016
Issued common shares at January 1	19,080	19,079
Effect of shares issued	32,786	-
Weighted average number of common shares at December 31	51,866	19,079

b.     Diluted Loss Per Share

As at December 31, 2017 and 2016, all options, warrants and instruments related to Other Share Based Compensation (Note 17 (b)) were excluded from the diluted weighted average number of common shares calculation as their effect would have been anti-dilutive. The average market value of the Company’s shares for purposes of calculating the dilutive effect of share options was based on quoted market prices for the period during which the options were outstanding.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

17.   Share Based Compensation

a.     Stock Option Plan:

The Company has an incentive stock option plan that entitles certain employees, officers and directors to purchase shares of the Company. The stock option plan limits the maximum number of options that can be outstanding at one time to 10% of the issued common shares. In accordance with the terms of this plan, options are exercisable at the market price of the shares at the date of grant. Options issued under the plan generally vest in tranches of one third of the number of options granted over a three year period.

At December 31, 2017, 3,400 (December 31, 2016 – 792) common shares remained reserved for issuance under the stock option plan.

The continuity of the Company’s number and weighted average exercise price of stock options for the period is as follows:

		Weighted average
	Options	exercise price
Outstanding January 1, 2016	806	$3.27
Granted	680	$0.60
Expired	(231)	$2.81
Forfeited	(361)	$3.43
Outstanding December 31, 2016	894	$1.30
Granted	825	$0.60
Expired	(105)	$2.58
Forfeited	(18)	$0.89
Outstanding December 31, 2017	1,596	$0.86

Stock options exercisable December 31, 2016	184	$3.12
Stock options exercisable December 31, 2017	327	$1.76

The following table summarizes information about the stock options outstanding and exercisable at December 31, 2017:

	Options outstanding			Options exercisable
			Weighted		Weighted
Exercise price ranges as at	Number	Remaining	average	Number	average
December 31, 2017	outstanding	life (years)	exercise price	exercisable	exercise price
$0.60	1,468	3.6	$0.60	214	$0.60
$1.00 - $2.00	26	2.7	$1.65	17	$1.65
$2.01 - $2.99	20	0.3	$2.10	20	$2.10
$3.00 - $5.25	82	1.9	$4.88	76	$4.98
	1,596	2.8	$0.86	327	$1.76

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

The fair value of stock options is estimated at the grant date using the Black-Scholes option-pricing model. Expected volatility is estimated by peer comparison. The inputs used in the measurement of the fair values at grant date for the employee stock options issued in 2016 and 2017 are based upon the following assumptions:

Year ended December 31	2017	2016
Risk-free interest rate	0.75%	0.66%
Average forfeiture rate	0%	25%
Average expected life	5.0 years	5.0 years
Maximum life	5.0 years	5.0 years
Average vesting period	3 years	3 years
Expected dividend	nil	nil
Expected share price volatility	57%	45%

For the year ended December 31, 2017, the Company recognized stock based compensation expense of $587 (December 31, 2016 recovery – $23) in selling and administrative expenses.

b.     Other Share Based Compensation

As part of a long-term incentive program to link pay to performance and align the interests of the Company’s management, directors, employees with shareholders, the Company also has a RSU plan for employees and a DSU plan for directors.

RSUs have a term of three years and generally vest in tranches of one third the number of RSUs granted over three annual periods. The DSUs vest immediately and may only be redeemed upon a holder ceasing to be a director of the Company. Settlement under the RSU plan occurs on the date of vesting and, at the Company’s discretion, may be settled in: (i) cash; (ii) common shares of the Company; or (iii) a combination of both. The Company expects to settle all DSUs and RSUs through the issuance of common shares.

i.   RSUs Outstanding:

Outstanding January 1, 2016	203
Converted into Common Shares	(1)
Forfeited	(124)
Outstanding December 31, 2016	78
Granted	343
Forfeited	(6)
Outstanding December 31, 2017	415

RSUs convertible into common shares December 31, 2016	26
RSUs convertible into common shares December 31, 2017	391

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

ii.   DSUs Outstanding:

Outstanding January 1, 2016	26
Granted	104
Paid with cash	(5)
Outstanding December 31, 2016	125
Granted	200
Outstanding December 31, 2017	325

DSUs convertible into common shares December 31, 2016	125
DSUs convertible into common shares December 31, 2017	325

18.   Changes in Non-Cash Balances Relating to Operations

Year ended December 31	2017	2016
Trade and other receivables	$(21,820)	$(13,628)
Prepaid expenses	(106)	127
Trade and other payables	17,103	5,159
Impact of foreign exchange	(279)	242
	$(5,102)	$(8,100)

19.   Capital Management

The Company’s objectives in managing capital are to:

(i)        manage liquidity to ensure its ability to continue as a going concern;

(ii)       pursue its strategy of growth through strategic acquisitions and investment in capital; and

(iii)      provide returns for shareholders.

The Company defines capital that it manages as the aggregate of its equity attributable to owners of the Company, which is comprised of share capital, contributed surplus, accumulated other comprehensive loss and deficit.

The Company manages its capital structure and makes adjustments to it in light of general economic conditions in the petroleum industry in Western Canada and in the markets in which it operates in the United States and the Company’s working capital requirements. To maintain or adjust its capital structure the Company may purchase shares for cancellation pursuant to normal course issuer bids, issue new shares, issue new debt to finance the Company’s initiatives, issue new debt to replace existing debt with different characteristics or raise equity through existing shareholders. The Board of Directors reviews and approves any material transactions out of the ordinary course of business, including proposals on acquisitions and related financing arrangements, transactions with related parties, as well as capital and operating budgets.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

During the year ended December 31, 2017, the Company issued 38,282 (2016 – 1) common shares and granted 825 (2016 – 680) options to purchase common shares. In addition, the Company issued 343 RSUs (2016 – nil), and 200 DSUs (2016 – 104).

The Company has grown principally through the acquisition of similar businesses and has borrowed a significant portion of the funds necessary to engage its strategy of growth through strategic acquisition. As part of its management of liquidity the Company monitors debt leverage and coverage ratios as well as liquidity ratios.

The Company is subject to several externally imposed capital requirements under its senior secured credit facility, which contain certain restrictive covenants including, but not limited to, incurring additional debt, transferring or selling assets, making investments above certain thresholds including acquisitions or to make distributions to shareholders without approval by the Company’s principal lenders. The Company has complied with these restrictions.

The Company monitors debt leverage ratios as part of the management of liquidity and shareholders’ return and to sustain future development of the business. The Company has established a financial objective of maintaining a debt capitalization ratio that will not exceed 80%.

Debt to total capitalization is a non-IFRS measure which does not have a standardized meaning prescribed by IFRS and, therefore, may not be comparable to similar measures presented by other issuers. The Company defines the term as follows:

•

Debt to total capitalization is calculated as short-term and long-term loans and borrowings, note payable and finance lease liabilities (total debt) divided by total capitalization. Total capitalization is defined as the sum of total debt and all components of equity (share capital, contributed surplus, accumulated other comprehensive income and deficit).

Year ended December 31	2017	2016
Components of ratios as described above:
Loans and borrowings	$38,880	$57,327
Note payable	$33,872	$36,253
Total capitalization	$107,215	$116,328
Ratio:
Debt to capitalization	68%	80%

The debt to capitalization ratio dropped significantly as a result of the equity financing completed in 2017 (see note 15).

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

20.   Financial Instruments

Fair Values versus Carrying Amounts

The fair values of financial assets and liabilities, together with the carrying amounts shown in the statement of financial position, are as follows:

		December 31, 2017		December 31, 2016
		Carrying		Carrying
Assets carried at amortized cost	Note	amount	Fair value	amount	Fair value
Cash		$238	$238	$344	$344
Trade and other receivables	9	46,068	46,068	26,425	26,425
		$46,306	$46,306	$26,769	$26,769
Liabilities carried at amortized cost
Trade and other payables	12	$30,423	$30,423	$14,177	$14,177
Loans and borrowings	13	38,880	40,344	57,327	57,327
Note payable	14	33,872	33,872	36,253	36,253
		$103,175	$104,639	$107,757	$107,757

The fair value of financial assets and liabilities classified as loans and receivables and other financial liabilities, except for loans and borrowing, approximate their carrying values due to the relatively short-term nature of these financial instruments.

Interest Rates Used for Determining Fair Value

The Company’s loan and borrowings approximate fair value as the interest rates approximate the market rates.

Fair Value Hierarchy

The Company segregates all financial assets and liabilities that are measured at fair value into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement date.

The different levels have been defined as follows:

Level 1 – inputs are unadjusted quoted prices of identical instruments in active markets.

Level 2 – inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

Level 3 – inputs used in a valuation technique are not based on observable market data.

As at December 31, 2017, the Company has no financial assets or liabilities that are measured at fair value. The fair value of loans and borrowings and note payable is considered a level 2 fair value.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

21.   Financial Risk Management Overview

The Company is exposed to the following risks from its use of financial instruments: credit risk, liquidity risk and market risk.

This note presents information about the Company’s exposure to each of the above risks and the Company’s objectives, policies and processes for measuring and managing risk. Further quantitative disclosures are included throughout these consolidated financial statements.

Risk Management Framework

The Board of Directors has overall responsibility for the establishment and oversight of the Company’s risk management framework. The Company’s risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company’s activities.

a)     Credit Risk:

Credit risk is the risk of financial loss that the Company would experience if a counterparty to a financial instrument, in which the Company has an amount owing from the counterparty, failed to meet its obligations in accordance with the terms and conditions of its contract with the Company.

Trade and Other Receivables

The Company’s credit risk is primarily attributable to its accounts receivable and substantially all of the Company’s accounts receivable balance is with companies engaged in the production and development of petroleum and natural gas resources in Western Canada, Texas, Oklahoma, North Dakota and Pennsylvania, United States. The Company’s credit risk is directly impacted by a decline in economic conditions in Western Canada, Texas, Oklahoma, North Dakota and Pennsylvania, United States, which could impair the ability of these companies to satisfy their obligations to the Company.

The Company’s credit review procedures are subject to ongoing management review of both the amount and aging of receivable balances. The Company reviews its accounts receivable accounts regularly and amounts are written down to their expected realizable value when outstanding amounts are determined not to be fully collectible. This generally occurs when the customer has indicated an inability to pay, the Company is unable to communicate with the customer over an extended period of time, and other methods to obtain payment have been considered and have not been successful. Bad debt expense is charged to net earnings in the year that the account is determined to be doubtful.

For the year ended December 31, 2017, the Company had two customers representing 38% of revenue (2016 two customers represented 35% of revenue), with no other customer comprising more than 10% of revenue. At December 31, 2017, the Company had two customers representing 34% of accounts receivable (2016 – two customers representing 55%). There were no other single customers representing more than 10% of accounts receivable.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

Payment terms are generally net 30 days and the aging of trade and other receivables are as follows:

	2017		2016
Year ended December 31	Gross	Impairment	Gross	Impairment
Not past due	$23,742	$-	$14,936	$-
Past due 31 - 90 days	21,135	-	10,505	-
Past due > 91 days	1,312	121	1,888	904
Total trade receivables	$46,189	$121	$27,329	$904

In determining an allowance for doubtful accounts, the Company considers the length of time the receivable has been outstanding, specific knowledge of each customer’s financial condition and historical experience. The impairment allowance accounts in respect of trade and other receivables are used to record impairment losses unless the Company is satisfied that no recovery of the amount owing is possible; at that point the amounts are considered irrecoverable and are written off against the financial asset directly.

The movement in the impairment allowance accounts specific to trade receivables during the year is as follows:

Year ended December 31	2017	2016
Impairment allowance at the beginning of the year	$904	$1,581
Additional allowance / (reversals)	(186)	904
Receivables written off, net of recoveries	(597)	(1,581)
Impairment allowance at the end of the year	$121	$904

Exposure to Credit Risk

The maximum exposure to credit risk at the reporting date is the carrying amount of cash and trade and other receivable is as follows:

Year ended December 31	2017	2016
Cash	$238	$344
Trade and other receivables	46,068	26,425
	$46,306	$26,769

The Company is exposed to limited credit risk on its cash as these are primarily made up of deposits with large, reputable banks.

b)     Liquidity Risk:

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company operates in a cyclical industry and has no contracts that guarantee future revenue. In addition, as noted above, credit risk could impair accounts receivable balances that the Company relies upon to meet working capital obligations. Further, the Company has

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

loan commitments for its loans and borrowings and note payable, where under certain conditions these facilities may be payable immediately upon demand by its lenders.

The Company manages its liquidity risk through monitoring its capital structure and financial leverage. It also manages liquidity risk by continuously monitoring actual and projected cash flows to ensure that it will have sufficient liquidity to meet its liabilities when due. The Company believes that the forecasted cash flows from operating activities, along with amounts available under its senior secured credit facility, will provide sufficient cash requirements to cover the Company’s forecasted normal operating and budgeted capital expenditures.

The following are the undiscounted contractual maturities of financial liabilities, excluding estimated interest payments and excluding the impact of netting agreements, together with operating lease commitments:

	Carrying	Contractual
December 31, 2017	amount	cash flows	2018	2019-2020	2021-2022	Thereafter
Trade and other accounts payable	$30,423	$30,423	$30,423	$-	$-	$-
Loans and borrowings	38,880	40,344	-	40,344	-	-
Note payable	33,872	33,872	-	33,872	-	-
Operating leases	-	11,366	3,397	3,537	1,830	2,602
	$103,175	$116,005	$33,820	$77,753	$1,830	$2,602

As at December 31, 2017, the Company had cash balances available of $238 (December 31, 2016 – $344) and available undrawn committed bank borrowing facilities of $34,338 (December 31, 2016 – $35,514).

The senior debt facility’s financial covenant tests are waived as long as Undrawn Availability, including any and all Suppressed Availability (as defined in the Facility Agreement) is greater than $14,000. As at December 31, 2017, the Undrawn Availability, including any and all Suppressed Availability was approximately $61,554, therefore financial covenant tests were waived.

The covenant tests the Company will be expected to comply with, should the undrawn balance of senior credit facility fall below $14,000 are:

1.     The Company is required to maintain Fixed Charge Coverage Ratio (the ratio of Fixed Charge as defined in the Facility Agreement divided by previous twelve months’ Adjusted EBITDA) of not less than 1.25:1 at the end of each fiscal quarter for the four consecutive fiscal quarters;

2.     The Company cannot make annual expenditure or commitments for Capital Expenditure (as defined in the Facility Agreement) in excess of $10,000; and

3.     In addition to the financial covenants listed above, the Company is restricted from seeking additional financing, selling assets, making acquisitions or making distributions to shareholders without the consent of the agent.

At December 31, 2017, the Company was in compliance with all covenants under its senior secured credit facility.

In accordance with the senior secured credit facility agreement, the Adjusted EBITDA is the same as defined in Note 4.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

The Company has provided a first charge over all assets under a General Security Agreement as security for the senior secured credit facility. The Company has also provided a general assignment of book debts, pledged all shares of its subsidiaries and an assignment of insurance. In the case of equipment under finance lease, the leasing company’s finance contract takes precedence over the General Security Agreement with the financial institution.

The Company has provided a 2nd lien on the Company’s fixed assets and accounts receivable to the holder of the note payable.

c)     Market Risk:

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices, such as foreign exchange rates and interest rates.

i.      Foreign Currency Exchange Risk

Foreign currency exchange risk is the risk that the fair value of financial assets and liabilities or associated future cash flows will fluctuate as a result of changes in foreign exchange rates. The Company has operations based outside of Canada and therefore is exposed to foreign currency exchange risk where financial assets and liabilities are denominated in U.S. dollars. At December 31, 2017, the Company has not entered into any derivative agreements to mitigate this risk.

For the year ended December 31, 2017, a decrease of 10 percent in the value of the Canadian dollar in relation to the U.S. dollar would have decreased net loss by $531 and increased comprehensive loss by $3,316. An increase of 10 percent in the value of the Canadian dollar relative to the U.S. dollar would have been an equal and opposite impact on net loss and other comprehensive income.

ii.     Interest Rate Risk

The Company’s interest rate risk arises from variable rate borrowings that create cash flow interest rate risk.

As at December 31, 2017, the Company’s senior secured credit facility has floating interest rates that vary with increases or decreases in its principal lender’s lending rate. At December 31, 2017, the Company has not entered into any derivative agreements to mitigate these risks.

As at December 31, 2017, holding all other variables constant, a 1 percent increase in the Company’s principal lender’s Canadian prime lending interest rate on the Company’s financial liabilities bearing floating rates would have increased net loss by approximately $359 (December 31, 2016 – $419). If interest rates decreased by 1 percent, there would have been an equal and opposite impact on net loss. This assumes that the amount of floating rate debt remains unchanged from that which was held at December 31, 2017.

The nature of the Company’s financial risks and its strategy for managing these risks has not changed significantly from the prior year.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

22.   Operating Leases

The Company leases buildings under various operating leases which expire between 2018 and 2027. Future minimum lease payments are as follows:

2017
2018	3,397
2019	2,159
2020	1,378
2021	1,064
2022	766
Thereafter	2,602
$11,366

23.   Related Party Transactions

a.     Transactions with Key Management Personnel

Key Management Personnel Compensation

In addition to their salaries, the Company also provides non-cash benefits to directors and executive officers. Executive officers also participate in the Company’s stock option plan (see Note 17). The Company defines key management as being the directors and executive officers of the Company.

Certain executive officers have management contracts. Upon resignation at the Company’s request or upon change of control of the Company, they are entitled to termination benefits of up to 18 months of gross salary.

Key management personnel compensation comprised:

Year ended December 31	2017	2016
Short-term employee benefits	$1,968	$1,347
Share-based payments	536	122
	$2,504	$1,469

b.     Legal Services

The Company obtained legal services from a legal firm in which one of the Company’s directors and Board Secretary is a partner. For the year ended December 31, 2017, the Company incurred $38 in services included in selling and administrative expenses (December 31, 2016 - $37), $65 in services rendered during the loan agreement renewal included in finance cost (Note 7), $87 in legal services for share issue included in fees related to shares issued (Note 15) and $45 in legal services related to acquisition costs (Note 24). As at December 31, 2017, $54 was included within trade and other payables (December 31, 2016 - $2) related to these services.

Aveda Transportation and Energy Services Inc.

Notes to the Consolidated Financial Statements
(Dollar amounts are Canadian dollars, all amounts, except per share amounts, are in thousands unless otherwise specified)

Years ended December 31, 2017 and 2016

24.   Subsequent Events

On March 14, 2018, the Company entered into a letter of intent (“LOI”) with Daseke, Inc. (“Daseke”) whereby Daseke proposed to acquire all of the Common Shares of the Company (the “Transaction”) for $0.90 per share plus contingent consideration (if any) should certain EBITDA levels be met post Transaction. The Company expects to enter into a formal Arrangement Agreement with Daseke for the Transaction. Should the Transaction be completed, it would be subject to customary shareholder and regulatory approvals, none of which had been obtained at the time these financial statements were approved.